                                                                    EXHIBIT 12.1

                      THE BANK OF NEW YORK COMPANY, INC.
                    Ratios of Earnings to Fixed Charges and
                 Ratios of Earnings to Combined Fixed Charges,
                  Distribution on Trust Preferred Securities
                         and Preferred Stock Dividends
                       For The Years Ended December 31,


EARNINGS                                                1998            1997            1996            1995            1994
--------                                             ----------     ----------      ----------       ----------      ----------
                                                                           (Dollars in millions)
Income Before Income Taxes                            $  1,986       $  1,838        $  1,656         $  1,482        $  1,198
Fixed Charges, Excluding Interest on Deposits              519            446             502              568             436
                                                     ----------     ----------      ----------       ----------      ----------

Income Before Income Taxes and Fixed Charges,
    Excluding Interest on Deposits                       2,505          2,284           2,158            2,050           1,634
Interest on Deposits                                     1,374          1,290           1,152            1,265             842
                                                     ----------     ----------      ----------       ----------      ----------

Income Before Income Taxes and Fixed Charges,
    Including Interest on Deposits                    $  3,879       $  3,574        $  3,310         $  3,315        $  2,476
                                                     ==========     ==========      ==========       ==========      ==========

FIXED CHARGES
-------------

Interest Expense, Excluding Interest on Deposits      $    485       $    415        $    470         $    537        $    403
One-Third Net Rental Expense *                              34             31              32               31              33
                                                     ----------     ----------      ----------       ----------      ----------

Total Fixed Charges, Excluding Interest on
    Deposits                                               519            446             502              568             436
Interest on Deposits                                     1,374          1,290           1,152            1,265             842
                                                     ----------     ----------      ----------       ----------      ----------

Total Fixed Charges, Including Interest on
    Deposits                                          $  1,893       $  1,736        $  1,654         $  1,833        $  1,278
                                                     ==========     ==========      ==========       ==========      ==========


DISTRIBUTION ON TRUST PREFERRED SECURITIES,
PRE-TAX BASIS                                         $     95       $     65        $      2         $    -          $    -
                                                     ==========     ==========      ==========       ==========      ==========

PREFERRED STOCK DIVIDENDS, PRE-TAX BASIS              $    -         $     14        $     16         $     16        $     21
                                                     ==========     ==========      ==========       ==========      ==========



EARNINGS TO FIXED CHARGES RATIOS
--------------------------------

Excluding Interest on Deposits                            4.83 x         5.12 x          4.30 x           3.61 x          3.75 x
Including Interest on Deposits                            2.05           2.06            2.00             1.81            1.94

EARNINGS TO COMBINED FIXED CHARGES,
DISTRIBUTION ON TRUST PREFERRED SECURITIES,
& PREFERRED STOCK DIVIDENDS RATIOS
----------------------------------

Excluding Interest on Deposits                            4.08           4.35            4.15             3.51            3.58
Including Interest on Deposits                            1.95           1.97            1.98             1.79            1.91

    * The proportion deemed representative of the interest factor.